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                                                                    Exhibit 23.4



                           CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our audit report dated January 26, 1995, with respect to the consolidated financial statements of First Community Bankshares, Inc. and subsidiaries incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of Community First Bankshares, Inc. for the registration of $60,000,000 in 7.30% Subordinated Notes.

                                       Fortner, Bayens, Levkulich and Co., P.C.

Denver, Colorado
September 17, 1997